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                                                    Exhibit 23(a)



                Consent of Independent Accountants




We consent to the incorporation by reference in the registration
statement of Energen Corporation on Form S-8 (File No.         )
of our reports, dated October 23, 1997, on our audits of the consolidated financial statements and financial statement schedule of Energen
Corporation and Subsidiaries as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996, and 1995, which are incorporated by reference in the Annual Report on Form 10-K.


                         /s/   Coopers & Lybrand L.L.P.


                         COOPERS & LYBRAND L.L.P.




Birmingham, Alabama
January 28, 1998